Exhibit 99.2

Tamale Software, Inc. and Subsidiary

Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

TAMALE SOFTWARE, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2007 and 2006

TAMALE SOFTWARE, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

Years Ended December 31, 2007 and 2006

C O N T E N T S

Page

Independent Auditor’s Report	1

Consolidated Financial Statements:

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Stockholders’ Equity	4

Consolidated Statements of Cash Flows	5

Notes to Consolidated Financial Statements	6-20

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

Tamale Software, Inc.

Boston, Massachusetts

We have audited the accompanying consolidated balance sheets of Tamale Software, Inc. and Subsidiary (the “Company”) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ equity and cash flows for the years then ended. The consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tamale Software, Inc. and Subsidiary as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, certain conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note 1. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

VITALE, CATURANO & COMPANY, LTD.

August 6, 2008

Boston, Massachusetts

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Consolidated Balance Sheets

December 31, 2007 and 2006

	2007	2006

ASSETS
Current assets:
Cash and cash equivalents	$1,245,054	$5,623,098
Accounts receivable, net of allowance for doubtful accounts of approximately $0 and $30,000 in 2007 and 2006, respectively	1,195,964	497,185
Prepaid expenses and other current assets	272,505	159,028
Deferred costs	126,834	98,704
Inventory	285,739	181,961
Total current assets	3,126,096	6,559,976

Property and equipment, net	751,727	320,175
Notes receivable, related parties	176,929	24,123
Intangible assets	60,734	60,080
Other assets	459,451	114,646

Total assets	$4,574,937	$7,079,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$153,203	$65,344
Accrued liabilities	927,909	584,731
Deferred revenue	1,902,235	1,084,728
Notes payable, related party	—	31,091
Total current liabilities	2,983,347	1,765,894

Other liabilities	57,554	13,630
Total liabilities	3,040,901	1,779,524

Commitments and contingencies (Note 8)

Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; 401,282 shares authorized; 401,282 shares issued and outstanding at December 31, 2007 and 2006 (liquidation preference of $5,414,852 at December 31, 2007)	401	401
Series B convertible preferred stock, $0.001 par value; 464,342 shares authorized; 264,342 shares issued and outstanding at December 31, 2007 and 2006 (liquidation preference of $5,534,562 at December 31, 2007)	265	265
Common stock, $0.001 par value; 2,814,254 shares authorized, 1,508,437 and 1,497,017 shares issued and outstanding at December 31, 2007 and 2006, respectively	1,508	1,497
Subscription receivable	(251,266)	(251,266)
Additional paid-in capital	13,011,234	12,411,969
Accumulated deficit	(11,228,106)	(6,863,390)
Total stockholders’ equity	1,534,036	5,299,476

Total liabilities and stockholders’ equity	$4,574,937	$7,079,000

The accompanying notes are an integral part of these consolidated financial statements.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Consolidated Statements of Operations

Years Ended December 31, 2007 and 2006

	2007	2006

Revenues:
Software license, consulting, and support	$6,402,441	$3,765,735
Hardware	328,083	165,830
Total revenues	6,730,524	3,931,565

Cost of revenues:
Software license, consulting, and support	2,592,343	1,432,911
Hardware	253,091	126,834
Total costs of revenues	2,845,434	1,559,745

Gross profit	3,885,090	2,371,820

Operating expenses:
Selling and marketing	2,258,634	1,401,578
General and administrative	2,409,707	1,596,422
Research and development	3,751,786	1,496,206
Total operating expenses	8,420,127	4,494,206

Operating loss	(4,535,037)	(2,122,386)

Other income (expense):
Interest income	170,321	47,490
Other expense	—	(1,483)

Net loss	$(4,364,716)	$(2,076,379)

The accompanying notes are an integral part of these consolidated financial statements.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2007 and 2006

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Common Stock			Additional		Total
	Number of	$0.001 Par	Number of	$0.001 Par	Number of	$0.001	Subscription	Paid-in	Accumulated	Stockholders’
	Shares	Value	Shares	Value	Shares	Par Value	Receivable	Capital	Deficit	Equity

Balance at December 31, 2005	401,282	$401	—	$—	1,348,719	$1,349	$(251,266)	$6,626,283	$(4,787,011)	$1,589,756
Issuance of common stock	—	—	—	—	41,840	42	—	271,918	—	271,960
Exercise of common stock options	—	—	—	—	106,458	106	—	2,960	—	3,066
Issuance of Series B convertible preferred stock, net of issuance costs of $69,927	—	—	264,342	265	—	—	—	5,462,513	—	5,462,778
Stock-based compensation	—	—	—	—	—	—	—	48,295	—	48,295
Net loss	—	—	—	—	—	—	—	—	(2,076,379)	(2,076,379)

Balance at December 31, 2006	401,282	401	264,342	265	1,497,017	1,497	(251,266)	12,411,969	(6,863,390)	5,299,476
Stock-based compensation	—	—	—	—	11,330	11	—	599,265	—	599,276
Net loss	—	—	—	—	—	—	—	—	(4,364,716)	(4,364,716)

Balance at December 31, 2007	401,282	$401	264,342	$265	1,508,347	$1,508	$(251,266)	$13,011,234	$(11,228,106)	$1,534,036

The accompanying notes are an integral part of these consolidated financial statements.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years Ended December 31, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(4,364,716)	$(2,076,379)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	160,253	102,273
Stock-based compensation	599,276	48,295
Provision for bad debts	—	30,000
Non-cash interest expense	—	1,360
Other non-cash interest income	(4,236)	—
Loss on disposal of equipment	81,156	—
Non-cash contra revenue adjustment related to warrant issuance	248,336
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(698,779)	(223,164)
Prepaid expenses and other current assets	(113,477)	(51,976)
Deferred costs	(28,130)	(51,706)
Inventory	(103,778)	(47,492)
Intangible assets	(10,500)	(53,000)
Other assets	(344,805)	(17,634)
Increase (decrease) in:
Accounts payable	87,859	45,346
Accrued liabilities	94,842	409,389
Deferred revenue	817,507	539,607
Other liabilities	43,924	879
Net cash used in operating activities	(3,535,268)	(1,344,202)

Cash flows from investing activities:
Purchases of property and equipment	(663,115)	(154,705)
Net cash used in investing activities	(663,115)	(154,705)

Cash flows from financing activities:
Issuance of note receivable, related parties	(148,570)	(24,000)
Repayment of notes payable, related party	(31,091)	—
Proceeds from issuance of common stock	—	271,960
Proceeds from sale of Series B convertible preferred stock, net of issuance costs of $69,927	—	5,462,778
Proceeds from exercise of stock options	—	3,066
Net cash provided by (used in) financing activities	(179,661)	5,713,804

Net increase (decrease) in cash and cash equivalents	(4,378,044)	4,214,897

Cash and cash equivalents, beginning of the year	5,623,098	1,408,201

Cash and cash equivalents, end of the year	$1,245,054	$5,623,098

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$—	$—

Income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

1.                                      NATURE OF BUSINESS

Tamale Software, Inc. and Subsidiary (“Tamale” or “the Company”) consists of Tamale Software, Inc., a Delaware corporation and its subsidiary, Tamale Software UK, Ltd. The Company provides stand-alone and client/server software products, that allow investment professionals to store, organize and retrieve pertinent research across the entire enterprise.

The Company is subject to risks common to technology companies including, but not limited to, dependence on key personnel, the need to obtain financing to fund operations, rapid technological change, competition from other products and larger companies, and the need for successful development and marketing of their products and services. The Company has incurred significant operating losses since inception. To date, the Company has been funded principally by venture capital financings. The Company’s ultimate success is dependent upon the ability to raise additional capital and to successfully commercialize and market its products.

The accompanying consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses and negative operating cash flows since inception, has continued to incur losses and negative operating cash flows subsequent to December 31, 2007, and expects to incur additional losses and negative operating cash flows in the near future in excess of currently available capital. These factors give rise to substantial doubt about the entity’s ability to continue as a going concern.

The ability to continue as a going concern is contingent upon the Company’s ability to raise additional capital sufficient to cover operating costs, meet its obligations on a timely basis, and ultimately obtain profitable operations. Management plans to obtain the necessary capital through the issuance of debt or equity to continue to operate as a going concern. There can be no assurance that sufficient capital will be available on acceptable terms or at all. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements include the results of operations of Tamale Software, Inc. and its wholly owned subsidiary, Tamale Software UK, Ltd., which is a U.S. formed subsidiary that operates in London, England. The Company does have a branch of operations that is organized in the UK. The functional currency of Tamale Software UK, Ltd. and the Company’s branch is the U.S. dollar. The financial statements of the subsidiary and foreign branch are recorded in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, Foreign Currency Translation. All significant intercompany transactions and balances have been eliminated in consolidation. The translation gains/losses are immaterial for the years ended December 31, 2007 and 2006.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the balance sheet date. Significant estimates include the allowance for doubtful accounts, useful lives of property and equipment, accrued liabilities, and the deferred tax valuation allowance. Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.  Cash equivalents consist primarily of money market funds at December 31, 2007 and 2006.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances.  An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible based upon historical experience and management’s evaluation of outstanding accounts receivable at the end of the year.  Bad debts are written off against the allowance when identified.  The allowance for doubtful accounts was $0 and $30,000 at December 31, 2007 and 2006, respectively.

Inventory

Inventory, consisting of material, is stated at the lower of cost or market.  Cost is computed on a first-in, first-out basis.  As of December 31, 2007 and 2006, no reserve for excess or obsolete inventory was considered necessary.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Computer hardware and software	5 years
Office equipment	5 years
Leasehold improvements	Term of the related lease or the life of the asset, whichever is shorter

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Long-Lived Assets

The Company accounts for its intangible assets in accordance with SFAS No. 144, Accounting for the Impairments or Disposal of Long-Lived Assets. This statement requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The Company’s intangible assets are comprised of various patents/trade names (Note 3). These assets are amortized ratably over their expected useful life of seven years and are reviewed for impairment when indicators of impairment exist. As of December 31, 2007 and 2006, the Company has not identified any impairment of its long-lived assets.

Revenue Recognition

The Company provides term licenses for the use of its software, along with certain training, support, installation and hardware in multiple element arrangements. Accordingly, the Company recognizes revenue for software licenses and related elements in accordance with the American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 97-2, Software Revenue Recognition.

Most of the Company’s revenue is derived from multiple element arrangements that include a term license (generally one year), maintenance, services, hardware, and training. The Company recognizes revenue on such arrangements, ratably over the terms of the initial contractual maintenance period, generally one year, as pursuant to SOP No. 97-2, the Company cannot establish vendor specific objective evidence (VSOE) for the maintenance services when they are bundled with term licenses of 12 months or less. The Company has not established VSOE for its training services or hardware.

In accordance with Staff Accounting Bulletin (SAB) 104, Revenue Recognition, revenue is considered to be realized or realizable and earned when all of the following criteria have been met: persuasive evidence of an arrangement exists; product has been shipped or delivered; the price is fixed or determinable; and collectability is reasonably assured. If customer acceptance clauses exist, revenue is deferred until customer acceptance.

The Company also generates revenue from consulting arrangements that are entered into separately from the multiple element arrangements. Revenue from the consulting arrangements is recorded on a proportional performance basis, generally using labor hours.

Deferred revenue represents amounts received from customers under software licenses, maintenance agreements, or for product sales in advance of achievement of the aforementioned revenue recognition criteria.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Deferred Costs

The Company’s product incorporates technology in the form of hardware purchased from a third-party vendor. Hardware purchased from vendors is reported as deferred costs and amortized to cost of revenue using the straight-line method over the term over which the related revenue is recognized, which is generally one year. As of December 31, 2007 and 2006, such deferred costs totaled $126,834 and $98,704, respectively, and are included in deferred costs in the accompanying balance sheets.

Software Development Costs

The Company evaluates whether to capitalize or expense software development costs in accordance with SFAS No. 86, Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed. The Company sells products in a market that is subject to rapid technological change, new product development, and changing customer needs. Consequently, the Company has determined that technological feasibility is not established until the development stage of the product is nearly complete. The Company defines technological feasibility as the completion of a working model. The time period during which costs are to be capitalized, from the point of reaching technological feasibility until the time of general product release, is very limited and, consequently, amounts capitalizable are not material to the Company’s financial position or results of operations. Therefore, the Company has charged all such costs to research and development in the period incurred.

Income Taxes

The Company follows SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax effects of events that have been included in financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and the tax basis of assets and liabilities using enacted rates for the year in which the differences are expected to reverse. SFAS No. 109 also requires the establishment of a valuation allowance against deferred tax assets if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax asset will not be realized.

Concentration of Credit Risk and Significant Customers

Financial instruments that potentially expose the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.  The Company maintains its cash and cash equivalents in bank deposit accounts, which at times may exceed federally insured limits.  The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.  The Company provides credit to customers in the normal course of business.  Collateral is not required for accounts receivable.  The Company routinely assesses the financial strength of its customers, and consequently believes that its accounts receivable credit exposure is limited.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Concentration of Credit Risk and Significant Customers...continued

For the years ended December 31, 2007 and 2006, the Company did not have any customers that comprised more than 10% of revenues. At December 31, 2007 and 2006, there were no customer balances that exceeded 10% of net accounts receivable.

Stock-Based Compensation

SFAS No. 123(R), Share-Based Payment, requires nonpublic companies that used the minimum value method in SFAS No. 123, Accounting for Stock-Based Compensation, for either recognition or pro forma disclosures to apply SFAS No. 123(R) using the prospective-transition method. As such, the Company will continue to apply Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, in future periods to equity awards outstanding at the date of SFAS No. 123(R)’s adoption that were measured using the minimum value method.

Effective with the adoption of SFAS No. 123(R), the Company has elected to use the Black-Scholes option pricing model to determine the weighted-average fair value of options granted. In accordance with SFAS No. 123(R), the Company will recognize the compensation cost of share-based awards on a straight-line basis over the vesting period of the award.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends.  The Company does not have a history of market prices of the common stock as it is not a public company, and as such volatility is estimated in accordance with Staff Accounting Bulletin No. 107 (“SAB No. 107”) using historical volatilities of similar public entities.  The expected life of the awards is estimated based on the simplified method, as defined in SAB No. 107.  The risk-free interest rate assumption is based on observed interest rates appropriate for the terms of our awards.  The dividend yield assumption is based on history and expectation of paying no dividends.  Forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  Stock-based compensation expense recognized in the financial statements is based on awards that are ultimately expected to vest.

The fair value of stock options is measures with the following weighted average assumptions:

Expected volatility	44% - 76%
Weighted-average risk-free interest rate	4.36% - 4.85%
Expected dividend yield	0.00%
Expected term	3.50 – 7.00 years

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Stock-Based Compensation...continued

The Company recorded stock-based compensation expense related to stock options of $140,744 and $48,295 for the years ended December 31, 2007 and 2006, respectively. The expense was included in the consolidated statements of operations in the following accounts:

	2007	2006

Cost of revenues	$12,023	$—
Selling and marketing	80,930	8,331
General and administrative	22,420	31,633
Research and development	25,371	8,331

Total stock-based compensation	$140,744	$48,295

As of December 31, 2007, there was $688,758 of unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Plan. That cost is expected to be recognized over a weighted-average period of 2.54 years.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was approximately $46,784 and $21,950, respectively, for the fiscal years ended December 31, 2007 and 2006.

Recent Accounting Pronouncements

In June 2006, The FASB published FASB Interpretation No. 48, Accounting for Uncertain Tax Positions (“FIN No. 48”). This interpretation seeks to reduce the significant diversity in practice associated with recognition and measurement in the accounting for income taxes. It applies to all tax positions accounted for in accordance with SFAS No. 109, Accounting for Income Taxes. FIN No. 48 requires that a tax position meet “a more likely than not” threshold for the benefit of the uncertain tax position to be recognized in the financial statements. This threshold is to be met assuming that the tax authorities will examine the uncertain tax position. FIN No. 48 contains guidance with respect to the measurement of the benefit that is recognized for an uncertain tax position, when that benefit should be derecognized, and other matters. The Company is required to adopt the FIN No. 48 during the year ended December 31, 2008. The Company is currently assessing the impact of FIN No. 48 on its financial statements, and accordingly, has not determined the impact of adopting FIN No. 48.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Recent Accounting Pronouncements...continued

In September 2006, the FASB issued Statement of Financial Accounting Standard No. 157 (SFAS No. 157), Fair Value Measurements.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS No. 157 will be effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  SFAS No. 157 will be applied prospectively as of the beginning of the fiscal year in which it is initially adopted. In February 2008, the FASB issued FASB Staff Position (FSP) FAS No. 157-2, which defers the effective date of SFAS 157 for one year for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. Management has not yet determined the effect, if any, on the Company’s financial statements taken as a whole.

On February 15, 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities Including an amendment of FASB Statement No. 115 (SFAS No. 159), which permits companies to choose to measure many financial instruments and certain other items at fair value. The objective of SFAS No. 159 is to improve financial reporting by providing companies with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the effect that SFAS No. 159 may have on the Company’s financial statements taken as a whole.

In December 2007, the FASB issued SFAS No. 141 (revised 2007), Business Combinations (SFAS No.141(R)).  SFAS No.141(R) expands the definition of a business combination and requires the fair value of the purchase price of an acquisition, including the issuance of equity securities, to be determined on the acquisition date.  SFAS No. 141(R) also requires that all assets, liabilities, contingent considerations, and contingencies of an acquired business be recorded at fair value at the acquisition date. In addition, SFAS No.141(R) requires that acquisition costs generally be expensed as incurred, restructuring costs generally be expensed in periods subsequent to the acquisition date, and changes in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period impact income tax expense.  SFAS No.141(R) is effective for the Company beginning January 1, 2009, with early adoption prohibited. The Company believes that this new pronouncement will have an impact on the accounting for future business combinations once adopted, but the effect is dependent upon the acquisitions that are made in the future.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

2.                                      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Recent Accounting Pronouncements...continued

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51 (SFAS No. 160).  SFAS No. 160 requires a company to clearly identify and present ownership interests in subsidiaries held by parties other than the company in the consolidated financial statements within the equity section but separate from the company’s equity.  It also requires the amount of consolidated net income (loss) attributable to the parent and to the noncontrolling interest be clearly identified and presented on the face of the consolidated statement of operations; changes in ownership interest be accounted for similarly, as equity transactions; and when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary and the gain or loss on the deconsolidation of the subsidiary be measured at fair value. This statement is effective for the Company beginning January 1, 2009, with early adoption prohibited.  As of December 31, 2007, the Company does not believe that the implementation of SFAS No. 160 will have, if any, on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities” (SFAS No. 161).  SFAS No. 161 enhances the disclosure requirements for derivative instruments and hedging activities.  Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance and cash flows.  This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning after November 15, 2008.  This Statement encourages, but does not require, comparative disclosures for earlier periods at initial adoption.  Early adoption is encouraged.  As of December 31, 2007 and 2006, the Company does not have any derivative instruments and as such, believes there will be no future impact on the financial statements under SFAS No. 161.

3.                                      INTANGIBLE ASSETS

Intangible assets at December 31, 2007 and 2006 consisted of the following patents:

	2007	2006

Patents/trade names	$78,500	$68,000
Less - accumulated amortization	17,766	7,920

Intangible assets, net	$60,734	$60,080

The Company is amortizing these intangible assets over an estimated useful life of seven.  Amortization expense for the years ended December 31, 2007 and 2006 was $9,846 and $7,206, respectively.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

3.                                      INTANGIBLE ASSETS...continued

Future estimated amortization on intangible assets for the years ending December 31 is expected to be as follows:

2008	$11,214
2009	11,214
2010	11,214
2011	11,214
Thereafter	15,878

Total	$60,734

4.                                      PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2007 and 2006:

	2007	2006

Computer hardware and software	$863,016	$366,249
Office equipment	155,221	67,492
Leasehold improvements	90,208	92,746
	1,108,445	526,487
Less – accumulated depreciation	356,718	206,312
	$751,727	$320,175

Depreciation expense for the years ended December 31, 2007 and 2006 was $150,407 and $95,067, respectively. During the year ended December 31, 2007, the Company wrote off property and equipment with a net book value of $81,156.

5.                                      NOTES RECEIVABLE, RELATED PARTIES

In 2006, the Company entered into a promissory note with an employee to loan funds on an ongoing basis up to $288,000. The promissory note has an interest rate of 4.90%. As of December 31, 2007, no interest has been paid. The principal and accrued interest on the promissory note will be due on December 1, 2016. As of December 31, 2007 and 2006, the balance of the promissory note was $168,000 and $24,000, respectively. Accrued interest on the promissory note was $4,236 and $123 at December 31, 2007 and 2006, respectively.

Additionally, as of December 31, 2007, there are other notes receivable of $4,693 included in the notes receivable, related parties on the accompanying consolidated balance sheet.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

6.                                      NOTES PAYABLE, RELATED PARTY

In 2004, the Company entered into two notes payable that were due to a related party. The funds of the notes were used to help sustain operations. The notes were for $23,000 and $4,000, respectively. Each note had an interest rate of 5%. The first note was scheduled to be paid in full on December 31, 2005 and the second note was scheduled to be paid in full on December 31, 2006.  The principal and accrued interest on these notes were repaid in January 2007. As such, the Company accrued interest through the date of payment. As of December 31, 2006, the accrued interest on the notes was $3,163 and $928, respectively.

7.                                      STOCKHOLDERS’ EQUITY

Subscription Receivable

In July and October of 2004, the Company extended two non-recourse loans of $149,462 and $101,805, respectively, to two members of management. The loans were used to purchase 50,665 and 34,510 shares of common stock.  The per share fair market value of the common stock on the issuance dates of the loans was $2.96. The loans were to be paid in full in July and October of 2007. The notes bear interest at 4% per annum, which is payable at the loans maturity date. As of December 31, 2007, no payments had been made on the respective loans, which are reflected as a reduction to stockholders’ equity.  The loan has not been formally amended and is due on demand. The underlying award is subject to variable accounting pursuant to APB Opinion No. 25 and the Company recorded $340,700 of stock-based compensation related to this agreement during the year ended December 31, 2007. The compensation expense is on the accompanying statement of operations as follows: $202,717 is included in sales and marketing expense and $137,983 is included in general and administrative expense. No compensation charge was taken in 2006 as the intrinsic value of the common stock had not changed from December 31, 2005.

Common Stock

The Company is authorized to issue 2,814,254 shares of $0.001 par value common stock, of which 1,508,437 and 1,497,017 were outstanding at December 31, 2007 and 2006, respectively.

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders.  Common stockholders are entitled to receive dividends as and when declared by the Board of Directors. To date, no dividends have been declared.

During 2007, the Company issued 11,330 shares of common stock to an employee. The Company recorded compensation expense of $117,832 related to the issuance. The fair value of the common stock was $10.40. The expense is recorded on the consolidated statement of operations in general and administrative expense.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

7.                                      STOCKHOLDERS’ EQUITY...continued

Preferred Stock

During 2005 and 2004, the Company issued 401,282 shares of Series A Convertible Preferred Stock (Series A). The Company received net proceeds of $5,414,453 in connection with the Series A issuance. Costs incurred in connection with the issuance of Series A were $98,464, which have been recorded as a reduction in stockholders’ equity.

During 2006, the Company issued 264,342 shares of Series B Convertible Preferred Stock (Series B). The Company received net proceeds of $5,462,778 in connection with the Series B issuance. Costs incurred in connection with the issuance of Series B were $69,927, which have been recorded as a reduction in stockholders’ equity.

The rights and preferences of the Series A and B preferred stock are as follows:

Voting Rights

Series A and Series B stockholders are entitled to vote on all matters and are entitled to the number of votes equal to the number of shares of common stock into which each share of preferred stock is then convertible. The holders of Series A and B shall vote together as a single class.

Dividends

In the event that the Board of Directors shall declare a dividend payment upon the shares of common stock, the Board of Directors shall declare a dividend to the Series A and B preferred stockholders.

Liquidation Preferences

In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Series A and B preferred stock shall be entitled to receive in preference to the holders of common stock an amount equal to the greater of the respective series original issue price, for which Series A is $13.493881 and Series B is $20.93, plus any dividends declared but unpaid or an amount per share as would have been paid had each share been converted to common stock immediately prior to such liquidation event, as defined.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

7.                                      STOCKHOLDERS’ EQUITY...continued

Conversion

Each share of Series A and B is convertible, at the option of the holder into shares of common stock at any time, except upon any liquidation of the Company. Each share of Series A and B preferred stock is convertible at an initial rate of $13.4938881 and $20.93, respectively, per share and is subject to adjustment for certain events, as defined. In addition, each share of preferred stock will automatically convert into common stock upon (i) the completion of a public stock offering involving a price per share of not less than $50, subject to certain adjustments, and aggregate gross proceeds of at least $22,500,000 or (ii) written consent of at least a majority of the outstanding holders of preferred stock.

Warrant

On December 12, 2006, the Company entered into a referral agreement with one of the Series B preferred stockholders.  The agreement provides that, to the extent the stockholder refers business to the Company, as detailed in the agreement, during the years ending December 31, 2007 through December 31, 2012, the Company shall issue a warrant to purchase shares of Series B preferred stock. The number of shares issued in connection with the respective warrant will be determined according to a formula, as defined in the agreement. Any warrants issued will have an exercise price equal to the price paid for the Series B convertible preferred stock of $20.93 and will be exercisable immediately. The term of each warrant will expire 10 years from the date of issuance.

Effective December 31, 2007, the stockholder was entitled to a warrant of 17,932 shares of Series B convertible preferred stock at a price of $20.93 per share. The Company determined the fair value of the warrant to be $248,336 using the Black-Scholes option-pricing model. The fair value was based upon the estimated fair value of the Series B on the issuance date and the following assumptions: volatility of 51%, life of 10 years, and a risk-free interest rate of 4.04%. The fair value of the warrant was recorded as a reduction of revenue on the accompanying consolidated statements of operations. As of December 31, 2007 the liability for the warrant is recorded in accrued liabilities in the accompanying consolidated balance sheet as the warrant was yet to be issued by the Company.

Stock Option Plan

On November 30, 2004, the Board of Directors (the Board) approved the 2004 Stock Incentive Plan (the Plan). On December 31, 2004, the Company’s stockholders approved the amendment and restatement of the Plan. The Plan provides for incentive and nonstatutory  stock options for the purchase of an aggregate of 255,370 shares of the Company’s common stock. The exercise price of the options is as determined by the Board. Stock options generally vest over 3 years and expire no later than 10 years from the date of grant.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

7.                                      STOCKHOLDERS’ EQUITY...continued

Stock Option Plan...continued

The following is a summary of the stock option activity for the Plan for the years ended December 31, 2007 and 2006:

			Weighted-
			Average
		Exercise	Exercise
	Number of	Price	Price
	Options	Range	Per Share

Outstanding at December 31, 2005	267,188	$0.001 – 3.50	$0.77
Granted	60,668	6.50 – 7.15	6.65
Exercised	(106,458)	0.001 – 3.25	0.03
Forfeited	(4,092)	3.25 – 3.50	3.39

Outstanding at December 31, 2006	217,306	0.001 – 7.15	6.140
Granted	126,132	10.40 – 18.00	15.35
Exercised	—	—	—
Forfeited	(1,400)	3.50 – 10.40	8.43
Outstanding at December 31, 2007	342,038	$0.001 – 18.00	$7.36
Exercisable at December 31, 2007	167,671	$0.001 – 7.15	$1.75
Exercisable at December 31, 2006	128,585	$0.001 – 3.50	$0.75

There were no options exercised during 2007. The cash received from option exercises in 2006 was $3,066 and no actual tax benefit was realized from option exercises during this period. The intrinsic value of options exercised during the year ended December 31, 2006 was $688,910.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

7.                                      STOCKHOLDERS’ EQUITY...continued

Stock Option Plan...continued

The following table summarizes information about stock options that are vested or expected to vest at December 31, 2007.

	Outstanding Options			Exercisable Options
Exercise Price	Number Outstanding	Weighted- average Remaining Contractual Life (Years)	Weighted -average Exercise Price	Number Exercisable	Weighted- average Exercise Price

$0.001	99,170	4.59	$0.001	99,170	$0.001
$3.25	48,068	7.24	$3.25	42,302	$3.25
$3.50	9,000	8.00	$3.50	5,995	$3.50
$6.50	47,070	8.57	$6.50	15,676	$6.50
$7.15	13,598	8.57	$7.15	4,528	$7.15
$10.40	46,384	9.35	$10.40	—	$—
$18.00	78,748	9.94	$18.00	—	$—

	342,038	5.43	$7.36	167,671	$1.75

8.                                      COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases certain office facilities under noncancelable operating lease agreements that expire at various dates through June 2012.  The Company leases its UK office facility under a cancelable lease that can be cancelled in June 2010. Tamale has subleased one of its offices in San Francisco through the end of its lease term on December 31, 2008.  At December 31, 2007, the estimated future minimum lease payments (net of sublease rentals of $20,880) under operating leases were as follows:

2008	$526,714
2009	365,023
2010	358,725
2011	326,514
2012	101,520

$1,678,496

Rent expense was $296,881 and $206,369 for the years ended December 31, 2007 and 2006, respectively.

TAMALE SOFTWARE, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

9.                                      INCOME TAXES

Temporary differences that give rise to significant deferred tax assets at December 31, 2007 and 2006 are as follows:

	2007	2006
Deferred tax assets:
Net operating loss carryforwards	$3,226,000	$1,984,000
Deferred revenue	364,000	281,000
Other	102,000	(5,000)
	3,692,000	2,260,000
Deferred tax asset valuation allowance	(3,692,000)	(2,260,000)

	$—	$—

SFAS No. 109 requires a valuation allowance to be recorded if, based on the weight of the available evidence, it is more likely than not that some portion or all of the deferred tax asset may not be realized. The Company’s valuation allowance increased by approximately $1,432,000 and $485,000 during the years ended December 31, 2007 and 2006, respectively.

As of December 31, 2007, the Company has available net operating loss carryforwards for federal and state income tax purposes of approximately $8,117,000, available to reduce federal and state taxable income.  The federal carryforwards expire in varying amounts through 2027 and the state carryforwards expire through 2012. The carryforwards may potentially be adjusted by the Internal Revenue Service. As of December 31, 2007, the Company has available net operating loss carryforwards for foreign income tax purposes of approximately $334,000.  Certain member losses of the consolidated group may be limited to the separate income of those members.

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership may result in a limitation on the amount of net operating loss carryforwards, which can be used in future years.

10.                               401(K) PLAN

Tamale sponsors a 401(k) Plan to provide retirement benefits for its US employees. The plan provides tax-deferred salary deductions for eligible employees. Employees may contribute a percentage of their compensation to this Plan, limited by an annual maximum amount as determined by the Internal Revenue Service. The Company did not make any matching contributions for the years ended December 31, 2007 and 2006.

11.                               SUBSEQUENT EVENTS

On July 18, 2008, the Company has entered into a Letter of Intent (LOI) to be acquired by a third-party. The LOI is subject to an agreed-upon final purchase price, financing, and customary due diligence. Additionally, the Company signed a promissory note with the same third-party for $1,000,000. Interest on the promissory note accrues at 4.09% and is due on the maturity date. The maturity date of the promissory note is dependent upon certain factors, as defined in the agreement.